Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Green Planet Bioengineering Co. Limited (the “Company”) on Form 10-Q for the period ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mr. Jordan Weingarten, President and CFO of the Company, certify, pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

(1)                   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of1934; and

(2)                   The information contained in the Report fairly presents, in all material respects, the financial condition andresults of operations of the Company.

Dated: November 16, 2015                                                                        By:              /s/Jordan Weingarten
_________________________________

Jordan Weingarten
President and Chief Financial Officer
(Principal Executive Officer and Principal
 Financial Officer)